                                                                     EXHIBIT 23a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated February 27, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K, in the following Registration Statements of BellSouth Corporation:

     -    Form S-3 (File No. 333-120170)

     -    Form S-3 (File No. 333-117772)

     -    Form S-8 (File No. 333-115035)

     -    Form S-8 (File No. 333-115036)

     -    Form S-8 (File No. 333-115034)

     -    Form S-8 (File No. 333-129985)

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 27, 2006